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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement, on Form S-4 of our report dated February 15, 2002 on the balance sheets of Kerman State Bank as of December 31, 2001 and 2000, and the related statements of earnings, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 2001, which appears in the Prospectus. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.

                                          /s/  MOSS ADAMS LLP

Stockton, California
April 8, 2002